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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement
(Form S-8 No. 333-     ) pertaining to the Roberts Pharmaceutical Corporation
1996 Equity Incentive Plan, as amended of our report dated February 16, 1999, with respect to the consolidated financial statements and schedule of Roberts Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                         Ernst & Young LLP

Metro Park, New Jersey

August 3, 1999